UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 22, 2015
(Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

One SW Columbia Street, Suite 1200
Portland, Oregon 97258
(address of Principal Executive Offices) (Zip Code)

(503) 727-4100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K amends the company’s Form 8-K dated and filed April 22, 2015. The company is filing this Amendment No. 1 for the purpose of providing information called for in Item 5.02(c)(3) that was not available at the time of the original required Form 8-K filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)(3)    On April 22, 2015, Umpqua Holdings Corporation announced that EVP/Chief Lending Officer David Shotwell will be appointed as EVP/Chief Credit Officer effective July 1, 2015.  Effective July 1, 2015, Mr. Shotwell entered into a Second Amendment to Employment Agreement with the company, which provides that: (i) effective July 1, 2015, Mr. Shotwell’s base salary shall be $300,000; (ii) in the event of termination of employment by the company without cause or termination of employment by Mr. Shotwell for good reason following the announcement of a change in control and for a period of one year after the closing of such change in control, he would be entitled to receive a change in control benefit equal to 24 months base salary and 200% of the incentive compensation received for services performed in the previous year; (iii) in the event of termination of employment by the company without cause or termination of employment by Mr. Shotwell for good reason in circumstances other than a change of control he would be entitled to receive a severance benefit equal to nine months base salary (or, if greater, two weeks base salary for every year of employment with Umpqua). The duration of the employment agreement is through December 31, 2018. A copy of the Employment Agreement, as amended to date, is filed herewith as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Employment Agreement by and between Umpqua Holdings Corporation and David Shotwell, as amended April 29, 2013 and July 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: July 1, 2015	By:/s/ Andrew H. Ognall Andrew H. Ognall Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Employment Agreement by and between Umpqua Holdings Corporation and David Shotwell, as amended April 29, 2013 and July 1, 2015